UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

PEOPLES FINANCIAL SERVICES CORP.
(Name of Registrant as Specified In Its Charter)

NOT APPLICABLE
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 14, 2016

Dear Fellow Shareholder:

We recently mailed you proxy material in connection with our upcoming Annual Meeting of Shareholders to be held on May 14, 2016.

It is very important that your shares be voted, regardless of the number of shares you own.

Our Board of Directors unanimously recommends a “FOR” vote on Proposals 1, 2 & 3 and “AGAINST” on Proposal 4.

Please take a moment to VOTE your shares by returning your proxy in the envelope provided. You can also vote via the telephone or the Internet by following the enclosed instructions.

Your Participation is Important — Please Vote Today!

Thank you for your cooperation and support.

Sincerely,

Craig Best
President & CEO

Enclosure

April 22, 2016

Dear Fellow Shareholder:

We recently mailed you proxy material in connection with our upcoming Annual Meeting of Shareholders to be held on May 14, 2016.  We are aware that you voted in favor of Proposal #4.

Our Board of Directors unanimously recommends a “FOR” vote on Proposals 1, 2 & 3 and “AGAINST” on Proposal #4.

We ask that you reconsider your vote on Proposal #4, and that you change your vote to “Against” on Proposal #4.  A shareholder may change their vote on any proposal as it is your latest dated proxy that counts.

We have enclosed a proxy by which you can recast your vote.  You will not be able to recast your vote on line or by phone with this proxy, therefore, please return your proxy in the envelope provided.

Your Participation is Important — Please Vote “Against” Proposal #4 Today!

Thank you for your cooperation and support.

Sincerely,

Craig Best
President & CEO

Enclosure

April 26, 2016

Dear Fellow Shareholder:

We recently mailed you proxy material in connection with our upcoming Annual Meeting of Shareholders to be held on May 14, 2016.

It is very important that your shares be voted, regardless of the number of shares you own.

Our Board of Directors unanimously recommends a “FOR” vote on Proposals 1, 2 & 3 and “AGAINST” on Proposal 4.

Please take a moment to VOTE your shares by returning your proxy in the envelope provided. You can also vote via the telephone or the Internet by following the enclosed instructions.

If you have voted “For” Proposal 4, we ask that you change your vote to “Against” using the enclosed proxy to recast your vote.  A Shareholder may change their vote on any proposal as it is your latest dated proxy that counts.

Your Participation is Important — Please Vote “Against” Proposal 4 Today!

Thank you for your cooperation and support.

Sincerely,

Craig Best
President & CEO

Enclosure